11G-73

DC - CN

19170730002

STATE OF MINNESOTA SECRETARY OF STATE

AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1. **Type or print in black ink.**
2. **There is a $35.00 fee** payable to the Secretary of State **(YOUR CANCELLED CHECK IS YOUR RECEIPT)** for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

CORPORATE NAME: (List the name of the company prior to any desired name change)

Information Bionics Incorporated

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days **after** filing with the Secretary of State.

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Format (mm/dd/yyyy)

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form 1 .)

ARTICLE I

The name of the corporation is Infobionics Incorporated.

This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

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(Signature of Authorized Person)

Name and telephone number of contact person: Ernest P. Shriver (612) 340-7943
Please print legibly

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
JUN 29 2006 CRK
Secretary of State

If you have any questions please contact the Secretary of State's office at **(651)296-2803**.

MAIL TO: Secretary of State
Corporate Division
180 State Office Building
100 Rev. Dr. Martin Luther King Jr. Blvd
St. Paul, MN 55155-1299

(No walk-in service available at this location for corporate, UCC or notary)

Walk-in service is available at our public counter located in the Minnesota State Retirement System Bldg, 60 Empire Drive, Suite #100, St. Paul, MN 55103.

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.